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American Century Capital Portfolios, Inc.
Exhibit 77P
for the period ending 09/30/2007


Fund            Issuer                                Ticker      Principal Amount (US$)   Amount Purchased (US$)   Trade Date


SMCAPVAL        Kelly Services Inc.                   KELYA                           $ -  $      416,250.00         5/7/2007
MIDVALUE        Solera Holdings Inc.                  SLH                             $ -  $      800,960.00        5/10/2007
NTMIDVAL        Solera Holdings Inc.                  SLH                             $ -  $        81,264.00       5/10/2007
SMCAPVAL        Skilled Healthcare Group Inc.         SKH                             $ -  $   2,849,458.00         5/14/2007
VALUE           Blackstone Group LP                   BX                              $ -  $   4,361,359.00         6/21/2007
EQINCOME        Newmont Mining Corp NEM 7/15/2017 1.62SHOR                  $ 500,000,000  $   1,000,000.00         7/12/2007
SMCAPVAL        Apollo Investment Corp.               AINV                            $ -  $   1,200,000.00         9/12/2007

Fund            Issuer                                Ticker    Price                          Underwriter      Underwriting Spread


SMCAPVAL        Kelly Services Inc.                   KELYA                      $27.7500          GSCO                    0.000%
MIDVALUE        Solera Holdings Inc.                  SLH                        $16.0000          GSCO                    0.000%
NTMIDVAL        Solera Holdings Inc.                  SLH                        $16.0000          GSCO                    0.000%
SMCAPVAL        Skilled Healthcare Group Inc.         SKH                        $15.5000          CSFB                    0.000%
VALUE           Blackstone Group LP                   BX                         $31.0000          CITI                    0.000%
EQINCOME        Newmont Mining Corp NEM 7/15/2017 1.62SHOR                      $100.0000          JPMS                    0.000%
SMCAPVAL        Apollo Investment Corp.               AINV                       $20.0000          JPMS                    0.000%

Fund            Issuer                                Ticker            Currency                 Underwriting Spread (US$)


SMCAPVAL        Kelly Services Inc.                   KELYA                USD                            $1.388
MIDVALUE        Solera Holdings Inc.                  SLH                  USD                            $1.000
NTMIDVAL        Solera Holdings Inc.                  SLH                  USD                            $1.000
SMCAPVAL        Skilled Healthcare Group Inc.         SKH                  USD                            $1.046
VALUE           Blackstone Group LP                   BX                   USD                            $1.318
EQINCOME        Newmont Mining Corp NEM 7/15/2017 1.62SHOR                 USD                            $1.950
SMCAPVAL        Apollo Investment Corp.               AINV                 USD                            $0.900
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